Exhibit A

                           GALILEO INTERNATIONAL, INC.
                   1999 Equity and Performance Incentive Plan

         1. Purpose. The purpose of the 1999 Equity and Performance Incentive Plan is to attract and retain consultants, officers and other key employees of Galileo International, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

         2.  Definitions.  As used in this Plan,

          "Airline Shareholder" means any of United Airlines, US Airways, British Airways PLC, SAirGroup or KLM Royal Dutch Airlines or any of their respective affiliates.

          "Appreciation Right" means a right granted pursuant to Section 5 of this Plan and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

          "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

          "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

          "Change in Control" shall have the meaning ascribed thereto in Section 12 of this Plan.

          "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

          "Combined Voting Power" means, at anytime, the combined voting power of the Company's or other relevant entity's then outstanding Voting Securities.

          "Common Shares" means the shares of Common Stock, par value $.01 per share, of the Company or any security into which such Common Shares may be converted or exchanged by reason of any transaction or event of the type referred to in Section 11 of this Plan.

          "Company" means Galileo International, Inc., a Delaware corporation.

          "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a covered employee within the meaning of
     Section 162(m) of the Code (or any successor provision).

          "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares, Deferred Shares or Stock Payments shall become effective (which shall not be earlier than the date on which the Board takes action with respect thereto).

          "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

          "Deferred Shares" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

          "Director" means a member of the Board of Directors of the Company.

          "Disability" means the permanent inability of a Participant, as a result of accident or illness, to perform substantially all of the duties pertaining to such Participant's occupation or employment for which the Participant is suited by reason of previous training, education and experience, as determined by the Board. A determination made under any long-term disability benefit plan covering the Participant that the Participant is disabled for purposes of entitlement to benefits under that plan may be relied upon by the Board as sufficient evidence of Disability for purposes of the Plan.

          "Effective Date" shall have the meaning ascribed thereto in Section 18 of the Plan.

          "Eligible Transferee" means one or more (i) members of the Participant's immediate family (as the term "immediate family" is defined in Rule 16a-1(e) promulgated under Section 16(a) of the Exchange Act (or any successor rule to the same effect), as in effect from time to time),
     (ii) established solely for the benefit of one or more members of the Participant's immediate family, (iii) corporations or limited liability companies in which the only equity holders are members of the Participant's immediate family or (iv) partnerships in which the only partners are members of the Participant's immediate family.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such statute, rules and regulations may be amended from time to time.

          "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

          "Incentive Stock Options" means Option Rights that are intended to qualify as incentive stock options under Section 422 of the Code or any successor provision.

          "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units (or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits) under this Plan. Management Objectives may be described in terms of Company- wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of, or growth in, one or more of the following criteria:

          (i) market value;

          (ii) book value;

          (iii) market share;

          (iv) operating profit;

          (v) net income;

          (vi) cash flow;

          (vii)   earnings,   including   earnings   before   interest,   taxes,
     depreciation and other non-cash items;

          (viii) debt/capital ratio;

          (ix) return on capital;

          (x) return on equity;

          (xi) costs or expenses;

          (xii) net assets;

          (xiii) return on assets;

          (xiv) margins;

          (xv) earnings per share;

          (xvi) revenues;

          (xvii) product volume growth;

          (xviii) total return to shareholders; and

          (xix) customer satisfaction.


          If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          "Market Value per Share" means, as of any particular date, (i) the mean between the highest and lowest sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

          "Non-Employee   Director"  means  a  person  who  is  a  "non-employee
     director" of the Company within the meaning of Rule 16b-3.

          "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

          "Option Price" means the purchase price payable upon exercise of an Option Right.

          "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

          "Outside Director" means a person who is an "outside director" of the Company within the meaning of Section 162(m) of the Code.

          "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer or other employee of the Company or any one or more of its Subsidiaries or who has agreed to commence serving in any of such capacities.

          "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

          "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

          "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 (which may be expressed as a percentage of a Participant's base salary or other compensation) awarded pursuant to
     Section 9 of this Plan.

          "Plan"  means  this  Galileo  International,   Inc.  1999  Equity  and
     Performance Incentive Plan.

          "Reload  Option  Rights"  means   additional   Option  Rights  granted
     automatically to an Optionee upon the exercise of Option Rights pursuant to
     Section 4(f) of this Plan.

          "Restricted  Shares" means Common  Shares  granted or sold pursuant to
     Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 of this Plan have expired.

          "Retirement" means a Participant's termination of employment with the Company at the time such Participant is eligible for retirement or early retirement as defined by (i) the then current Company-sponsored plan or scheme, or (ii) the country laws and practices, applicable at the time of such termination.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

          "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time.

          "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free- Standing Appreciation Right, respectively.

          "Stock  Payment"  means (i) payment in the form of Common  Shares,  or
     (ii) an election or other right to receive or purchase Common Shares, in lieu of, or in addition to, all or any portion of the compensation (including, without limitation, salary, bonuses, incentive compensation, commissions and deferred compensation) that would otherwise become payable to a Participant in the form of cash. A Stock Payment may consist of the transfer by the Company to a Participant of Common Shares as additional compensation for services to the Company, without other payment therefor.

          "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association) but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that, for the purposes of determining whether any person may be a Participant for the purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company at the time of grant, owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

          "Tax-Qualified Option" means an Option Right that is intended to qualify under particular provisions of the Code, including but not limited to an Incentive Stock Option.

          "Termination Date" means the tenth anniversary of the date on which this Plan is first approved by the stockholders of the Company.

          "Voting Securities" means securities entitled to vote generally in the election of Directors.

         3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and subsequently released from substantial risks of forfeiture, (iii) as Deferred Shares or Stock Payments,
(iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 13,000,000, plus any Common Shares described in Section 3(b). Such Common Shares may be shares of original issuance or treasury shares or a combination thereof.

                  (b) The number of Common Shares available in Section 3(a) above shall be adjusted to account for Common Shares relating to awards that expire, are forfeited or are surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary and subject to adjustment as provided in
         Section 11 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000 Common Shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights for more than an aggregate of 2,000,000 Common Shares during the term of the Plan; and (iii) the number of Common Shares issued as Restricted Shares shall not in the aggregate exceed 2,500,000.

                  (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

         4. Option Rights. The Board may from time to time authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

                  (b) Each grant shall specify an Option Price per share, which may be less than the Market Value per Share on the Date of Grant.

                  (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) by the tender (of actual shares or through attestation) to the Company of Common Shares owned by the Participant for at least six months and registered in the name of the Participant having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the Common Shares sufficient to pay the total Option Price, and (iv) any combination of the foregoing methods of payment.

                  (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Stock Payments, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

                  (f) On or after the Date of Grant of any Option Rights, the Board may provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Section 4(d). Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Stock Payments, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is less than the applicable Market Value per Share at the time the Reload Option is granted and shall be on such other terms as may be specified by the Board, which may be the same as or different from those of the original Option Rights.

                  (g) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

                  (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary or shall specify such different or additional conditions as the Board may determine (including the achievement of Management Objectives), that must be satisfied before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other events.

                  (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

                  (j) On or after the Date of Grant of any Option Rights (other than Incentive Stock Options), the Board may provide for the payment of dividend equivalents to the Optionee on a current, deferred or contingent basis or may provide that any such equivalents shall be credited against the Option Price.

                  (k) The exercise of an Option Right shall result in the cancellation on a share-for- share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

                    (l) No Option Right shall be exercisable more than 10 years from the Date of Grant.

                  (m) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer thereof and delivered to the Optionee and containing such terms and provisions as the Board may approve consistent with this Plan.

         5. Appreciation Rights. (a) The Board may authorize the granting of (i) Tandem Appreciation Rights to any Optionee in respect of Option Rights granted under this Plan, and (ii) Free-Standing Appreciation Rights to any Participant. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in respect of an Incentive Stock Option must be granted concurrently with the Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

                  (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                           (i) Any grant may  specify  that the  amount  payable
                  upon exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                           (ii) Any grant may  specify  that the amount  payable
                  upon exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

                           (iii) Any grant may specify  waiting  periods  before
                  exercise and permissible exercise dates or periods.

                           (iv) Any  grant  may  specify  that the  Appreciation
                  Right may be exercised only in the event of, or earlier in the event of, a Change in Control or other events.

                           (v) Any  grant may  provide  for the  payment  to the
                  Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

                           (vi) Any grant may specify Management Objectives that
                  must be achieved as a condition of the exercise of the subject Appreciation Rights.

                           (vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer thereof and delivered to the Participant, which agreement shall describe such Appreciation Rights, identify any related Option Rights, state that such Appreciation Rights are subject to all of the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve consistent with this Plan.

                  (c) Any grant of Tandem Appreciation Rights shall provide that the Tandem Appreciation Rights may be exercised only at a time when the related Option Rights are also exercisable and the Spread is positive and by surrender of the related Option Rights for cancellation.

                  (d) Regarding Free-Standing Appreciation Rights only:

                           (i) Each  grant  shall  specify  in  respect  of each
                  Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

                           (ii)  Successive  grants  may be  made  to  the  same
                  Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

                           (iii) No  Free-Standing  Appreciation  Right  granted
                  under this Plan may be exercised more than 10 years from the Date of Grant.

         6. Restricted Shares. The Board may authorize the granting or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, subject in each case to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant; provided, however, that any grant of Restricted Shares made for consideration paid at the time of grant (including the foregoing of compensation owed by the Company to a Participant) shall not be counted for purposes of the limit set forth in Section 3(c)(iii).

                  (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other events.

                  (d) Each such grant or sale of Restricted Shares shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, but shall not be limited to, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the risk of forfeiture and restrictions on transfer applicable to the subject Restricted Shares. Each grant may specify in respect of any such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above such minimum level but falls short of full achievement of the specified Management Objectives.

                  (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid on the Restricted Shares during the period of a risk of forfeiture and restrictions on transfer be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

                  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and shall contain such terms and provisions as the Board may approve consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company, together with a stock power or powers endorsed in blank by the Participant in whose name such certificates are registered, until all restrictions thereon shall have lapsed.

         7. Deferred Shares. The Board may authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services and subject to the fulfillment of such conditions, if any, during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant; provided, however, that any grant of Deferred Shares made for consideration paid at the time of grant (including the foregoing of compensation owed by the Company to a Participant) shall not be counted for purposes of the limit set forth in Section 3(c)(iv).

                  (c) Each such grant or sale shall be subject to a Deferral Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control or other event.

                  (d) During the Deferral Period, a Participant shall not have any rights of ownership in the Deferred Shares, shall not have any right to vote the Deferred Shares and, except as provided in Section 10(c) of this Plan, shall not have any right to transfer any rights under his or her award, but at or after the Date of Grant, the Board may authorize the payment of dividend equivalents on the Deferred Shares on a current, deferred or contingent basis, in either cash or additional Common Shares.

                  (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and shall contain such terms and provisions as the Board may approve consistent with this Plan.

         8. Stock Payments. The Board may authorize the receipt of Stock Payments by any Participant in the manner determined from time to time by the Board. Each Stock Payment and the grant or sale of Common Shares pursuant to Stock Payments, may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each Stock Payment shall constitute an agreement by the Company to (i) deliver Common Shares to the Participant as payment, or
         (ii) permit a Participant to exercise an election or other right to receive or purchase Common Shares, in lieu of, or in addition to, all or any portion of the compensation (including, without limitation, salary, bonuses, incentive compensation, commissions and deferred compensation), that would otherwise become payable to a Participant in the form of cash. A Stock Payment may consist of the transfer by the Company to a Participant of Common Shares as additional compensation for services to the Company, without other payment therefor. The number of shares to be issued pursuant to Stock Payments shall be determined by the Board, and may be based upon the Market Value per Share, book value, net profits or other measure of the value of Common Shares or other criteria determined appropriate by the Board, determined on the date such Stock Payment is granted or on any date thereafter.

                  (b) Prior to the receipt of Common Shares in satisfaction of a Stock Payment, a Participant shall not have any rights of ownership in such Common Shares, shall not have any right to vote the Common Shares subject to the Stock Payment and, except as provided in Section 10(c) of this Plan, shall not have any right to transfer any rights under his or her award, but at or after the date of grant, the Board may authorize the payment of dividend equivalents with respect to the Stock Payment on a current, deferred or contingent basis, in either cash or additional Common Shares.

                  (c) Each Stock Payment shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant, and shall contain such terms and provisions as the Board may approve consistent with this Plan.

         9. Performance Shares and Performance Units. The Board may authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time commencing with the Date of Grant, as shall be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a Change in Control or other events as set forth in the agreement specified in Section 9(h).

                  (c) Each grant shall specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level but falls short of full achievement of the specified Management Objectives. The grant shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Company (or, in the case of Performance Shares or Performance Units granted to Covered Employees, a committee (or subcommittee) of Outside Directors in accordance with Section 16(a)(ii)) must certify that the specified Management Objectives have been satisfied.

                  (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash or Common Shares or any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                  (e) At or after the Date of Grant, any grant of Performance Shares or Performance Units may provide for the automatic grant of Option Rights, Appreciation Rights, Deferred Shares, Stock Payments or Restricted Shares upon the earning of the Performance Shares or Performance Units, and on such other terms and conditions as may be specified by the Board; provided, however, that no amendment or modification of any Performance Shares or Performance Units granted to any Covered Employee shall be made where such action would result in the loss of the otherwise available exemption of the award under
         Section 162(m) of the Code.

                  (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issuable or transferable with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

                  (g) At or after the Date of Grant of Performance Shares, the Board may provide for the payment of dividend equivalents to the holder thereof on a current, deferred or contingent basis, in either cash or additional Common Shares.

                  (h) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan and shall contain such other terms and provisions as the Board may approve consistent with this Plan.

         10. Transferability. (a) Except as otherwise determined by the Board, but subject to Section 10(c), no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares, Performance Units or Stock Payments or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

                  (c) Notwithstanding the provisions of Section 10(a), but subject to prior authorization by the Board, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Stock Payments, Performance Shares and Performance Units shall be transferable by a Participant to an Eligible Transferee, without payment of consideration therefor; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

         11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Stock Payments and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares or other securities covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or expansion of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

         12. Change in Control. For the purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a Change in Control shall mean if at any time any of the following events shall have occurred:

                  (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of the Airline Shareholders (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33% of the then outstanding voting stock of the Company (49% of the then outstanding voting stock of the Company if such person or group includes any of the Airline Shareholders);

                  (b) the stockholders of the Company and a majority of the non-employee directors of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66% of the combined voting power of the voting securities of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after such merger or consolidation;

                  (c) the stockholders of the Company approve a plan of reorganization (other than a reorganization or liquidation under the United States Bankruptcy Code or complete liquidation of the Company) or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                  (d) during any period of two consecutive years (beginning on or after the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new Director (other than a director who is a representative or nominee of an acquiring person) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, no longer constitute a majority of the Board; provided, however, that a change in control shall not be deemed to have occurred in the event of:

                           (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company if such sale or conveyance does not materially affect the beneficial ownership of the Company's Common Shares; or

                           (ii) any  transaction  undertaken  for the purpose of
                  reincorporating the Company under the laws of another jurisdiction, if such sale or conveyance does not materially affect the beneficial ownership of the Company's Common Shares.

         13. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

         14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

         16. Administration of the Plan. (a) (i) Subject to subsection (ii) of this Section 16(a), this Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board.

                           (ii) Awards of Option Rights and Appreciation  Rights
                  are, and certain awards of Restricted Shares, Performance Shares and Performance Units may be, intended to qualify as performance-based compensation under Section 162(m) of the Code. The grant of such awards, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting of not less than two Outside Directors appointed by the Board. Such committee shall grant such awards in a manner consistent with the rules governing performance-based compensation under Section 162(m) of the Code.

                  (b) To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee (or subcommittee). The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

         17. Amendments, Etc. (a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, any amendment that must be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are then trading (or, if applicable, the NASDAQ National Market System) shall not be effective unless and until such approval shall have been obtained. The submission of this Plan or any amendment hereto for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

                  (b) With the concurrence of the affected Optionee, the Board may cancel any agreement evidencing Option Rights granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights hereunder, which may or may not cover the same number of Common Shares as had been covered by the canceled Option Rights, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Option Rights not been granted.

                  (c) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan. The Board may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

                  (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                  (e) In the event of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the restrictions on transfer have not lapsed, any Deferred Shares as to which the Deferral Period has not been completed, any rights with respect to Stock Payments that have not been satisfied, any Performance Shares or Performance Units that have not been fully earned, or Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may in its sole discretion accelerate the time at which such Option Right or Appreciation Right may be exercised, the time at which such substantial risk of forfeiture or restrictions on transfer will lapse, the time when such Deferral Period will end, the time at which rights with respect to Stock Payments will be satisfied, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned, or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such award.

                  (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                  (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, such provision shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect for other Option Rights, and there shall be no further effect on any provision of this Plan.

         18.  Effective Date,  Approval of Plan by Stockholders and Termination.

          (a) The effective date of this Plan (the "Effective Date") shall be the date of its adoption by the Board. This Plan will be submitted for the approval of the Company's stockholders within 12 months following such date. Options, Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Deferred Shares and Stock Payments may be awarded prior to such stockholder approval, provided that (i) such Options and Appreciation Rights shall not be exercisable, and such Performance Shares, Performance Units, Restricted Shares, Deferred Shares and Stock Payments shall not vest or be paid, prior to receipt of such stockholder approval, and (ii) if such approval has not been obtained by the end of such 12-month period, all Options, Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Deferred Shares and Stock Payments previously awarded under this Plan shall thereupon be canceled and become null and void.

          (b) No grant shall be made under this Plan after the Termination Date, but all grants made on or before the Termination Date shall continue in effect thereafter subject to the terms thereof and the terms of this Plan.


EDGAR REPRESENTATION OF THE COMPANY'S LOGO



                           GALILEO INTERNATIONAL, INC.

                                    Notice of
                         Annual Meeting of Stockholders
                               and Proxy Statement

                              Hotel Sofitel Chicago
                             5550 North River Road
                               Rosemont, Illinois
                          April 29, 1999 at 9:00 A.M.